REGISTRATION NO. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                             FORM S-8

                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933


                        TECO ENERGY, INC.
      (Exact name of registrant as specified in its charter)
                Florida                      59-2052286
      (State or other jurisdiction        (I.R.S. Employer
          of incorporation)               Identification No.)

          702 North Franklin Street, Tampa, Florida 33602
             (Address of Principal Executive Offices)

                    1997 DIRECTOR EQUITY PLAN
                     (Full Title of the Plan)

                      ROGER H. KESSEL, ESQ.
      Senior Vice President - General Counsel and Secretary
                         TECO Energy, Inc
                    702 North Franklin Street
                       Tampa, Florida 33602
                          (813) 228-4300
    (Name, address and telephone number of agent for service)
                         with copies to:

                   DAVID R. POKROSS, JR., ESQ.
                        Palmer & Dodge LLP
                        One Beacon Street
                   Boston, Massachusetts 02108
                          (617) 573-0100


                 CALCULATION OF REGISTRATION FEE
      Title of       Amount to   Proposed    Proposed    Amount of
  securities to be      be        maximum     maximum    registrat
    registered      registered   offering    aggregate    ion fee
                                 price per   offering
                                 share(1)    price(1)

 Common Stock,        250,000     $23.5625   $6,140,625     $1,809
 $1.00 par value    shares(2)

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on April 18, 1997 as reported by the consolidated reporting system.
(2) This Registration Statement registers 250,000 shares of Common Stock under the 1997 Director Equity Plan. An aggregate of 500,000 shares of Common Stock (as adjusted for stock splits) has previously been registered under such plan (SEC File No. 33-40076).


               Index to Exhibits Appears on Page 5
                           Page 1 of 9


























































                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Regarding Incorporation by Reference from Effective
Registration Statement

     This Registration Statement covers additional securities of the same class as the securities of the Registrant registered on Form S-8 (Registration No. 33-40076) filed with the Securities and Exchange Commission on April 22, 1991, the contents of which are hereby incorporated by reference, relating to the Registrant's 1991 Director Stock Option Plan. The 1991 Director Stock Option Plan has been amended and restated as the 1997 Director Equity Plan effective as of April 16, 1997.


Item 8.  Exhibits.

     See Exhibit Index on page 5.








































                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 21st day of April, 1997.


                              TECO ENERGY, INC.


                              By: /s/ Alan D. Oak
                                   Alan D. Oak
                                   Senior Vice President -
                                   Finance and
                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on April 21, 1997.

     Signature                Title


T. L. Guzzle*            Chairman of the Board and Director
T. L. Guzzle                  (Principal Executive Officer)



/s/ A. D. Oak            Senior Vice President-Finance
A. D. Oak                (Principal Financial and
                         Accounting Officer)


G. F. Anderson*          President, Director and Chief Operating
G. F. Anderson           Officer


C. D. Ausley*            Director
C. D. Ausley


S. L. Baldwin*           Director
S. L. Baldwin


H. L. Culbreath*         Director
H. L. Culbreath


J. L. Ferman, Jr.*       Director
J. L. Ferman, Jr.



E. L. Flom*              Director
E. L. Flom


H. R. Guild, Jr.*        Director
H. R. Guild, Jr.


D. R. Hendrix*           Director
D. R. Hendrix


R. L. Ryan*              Director
R. L. Ryan


W. P. Sovey*             Director
W. P. Sovey


J. T. Touchton*          Director
J. T. Touchton


J. A. Urquhart*          Director
J. A. Urquhart


J. O. Welch, Jr.*        Director
J. O. Welch, Jr.



*By: /s/ A. D. Oak
     A. D. Oak, Attorney-in-fact



























                          EXHIBIT INDEX

Exhibit                                                Page
Number                       Description               Number

5.1                 Opinion of Palmer & Dodge LLP
                    as to the legality
                    of the securities registered
                    hereunder.  Filed herewith.          6

23.1                Consent of Coopers & Lybrand
                    L.L.P.,independent accountants.
                    Filed herewith.                      7

23.2                Consent of Palmer & Dodge LLP
                    (contained in Opinion of Palmer
                    & Dodge LLP filed as Exhibit 5.1).

24.1                Power of Attorney. Filed herewith.    8









































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